OMB APPROVAL
                                                       OMB Number: 3235-0060
                                                       Expires: March 31, 2006
                                                       Estimated average burden
                                                       hours per response..2.64

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 8, 2004

                      CORPORATE REALTY INCOME FUND I, L.P.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                    0-15796                13-3311993
 ----------------------------   ---------------------    -------------------
 (State or Other Jurisdiction   (Commission File No.)       (IRS Employer
       of Incorporation)                                 Identification No.)

          475 Fifth Avenue, New York, New York             10017
      -------------------------------------------      -------------
        (Address of Principal Executive Offices)         (Zip Code)

Registrant's telephone number, including area code: (212) 696-0701

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .    Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

     .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

     .    Pre-commencement communications pursuant to Rule 14a-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

     .    Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

        ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        Registrant entered into a Purchase and Sale Agreement dated as of September 7, 2004 (the "Directory Building Sale Agreement") with FSP 5601 Executive Drive Limited Partnership ("Purchaser") to sell, transfer, grant and assign the land, building and other improvements, leases, rents, security deposits, and other rights and property known as the Directory Building situated in Las Colinas, Texas. The Agreement was fully executed on or about September 8, 2004.

        Registrant owns fee title to the Directory Building and its 6.67 acres of underlying land, subject to the lien of a first mortgage line-of-credit loan (the "Fleet Loan") from Fleet National Bank ("Fleet"). The Directory Building was built in 1982 and contains approximately 152,100 net rentable square feet.

        The building is 100% leased to Verizon Directories Corp. ("Verizon") pursuant to a lease (the "Verizon Lease") dated as of April 20, 1994, as subsequently amended by amendments dated as of July 29, 1994 and as of February 22, 1995 and as extended by an Extension Agreement and Supplement dated as of March 31, 2000 and a Second Extension Agreement and Supplement which became effective as of January 1, 2003. The renewed initial term of the Verizon Lease expires on December 31, 2007, subject to two (2) five-year renewal options at a rate equal to 95% of the then market rate. Verizon has the right to buy out the lease ("Verizon Early Termination Right") after December 31, 2005 upon payment to Registrant of a penalty equal to the unamortized portion (approximately $960,000) of tenant improvements, leasing commissions, and rent concessions funded by Registrant in connection with this most recent extension.

        The sale price to be paid by Purchaser for the Directory Building is $16,100,000 (the "Purchase Price"). The Purchase Price, plus or minus any closing adjustments, is payable in immediately available U.S. funds at the closing of the purchase and sale (the "Closing"). Purchaser has paid into escrow the sum of $161,000 (the "Downpayment"), which is being held in an interest bearing account, as an earnest money deposit towards the Purchase Price. Closing of the purchase and sale of the Directory Building will be in escrow through Chicago Title Company ("Escrow Holder") and the balance of the Purchase Price will be paid into escrow. Unless Verizon waives the Verizon Early Termination Right on or before the Closing, Escrow Holder will withhold from the Purchase Price proceeds otherwise payable to Registrant the sum of $2,500,000 (the "Holdback"). Escrow Holder will hold the Holdback in an interest-bearing account pending Verizon's determination as to whether it will exercise the Verizon Early Termination Right. Escrow Holder will deliver the Holdback to Purchaser if Purchaser delivers notice (the "Verizon Termination Notice"), on or before April 30, 2005, that Verizon has exercised the Verizon Early Termination Right. Escrow Holder will deliver the Holdback to Registrant if Purchaser does not deliver the Verizon Termination Notice on or before April 30, 2005.

        If the Holdback is delivered to Purchaser, Purchaser must deliver to Registrant, not earlier than January 1, 2006 nor later than January 15, 2006, a certificate stating whether (i) Verizon vacated (or is in the process of vacating) the Directory Building pursuant to the Verizon

Early Termination Right before January 15, 2006 and ceased paying rent under the Verizon Lease as of January 15, 2006, or (ii) Verizon has not vacated (and is not in the process of vacating) the Directory Building prior to January 15, 2006 and the circumstances of Verizon's continued occupancy of the Directory Building. If Verizon does not vacate the Directory Building on or before January 31, 2006 and is continuing in occupancy for any period thereafter, then Purchaser shall repay (a "Holdback Repayment") to Registrant a pro rata portion of the Holdback, equal to the product of (A) a fraction, the numerator of which is the total new base rent paid by Verizon (and/or the base rent recovered on account of Verizon's failure to pay base rent under the Verizon Lease, less costs) for the period of January 1, 2006 up to December 31, 2007 and the denominator of which is the total base rent to be paid under the Verizon Lease for the same two-year period and (B) the Holdback. In addition, if Purchaser sells, assigns, or otherwise transfers the Directory Building prior to January 15, 2006, or if Purchaser sells, assigns, or otherwise transfers the Directory Building after January 15, 2006 but prior to making the Holdback Repayment, Purchaser shall pay into escrow the sum of $2,500,000 and any Holdback Repayment will be paid to Registrant from such escrowed funds, with any balance returned to Purchaser.

        By September 27, 2004, Registrant must cause the delivery to Purchaser of a title commitment, a copy of all recorded documents referred to in the title commitment as exceptions to title, and a survey of the Directory Building. Any exceptions to title will be permitted unless Purchaser renders any objections within 15 days after delivery of such title documents and survey. If Registrant fails to remove or satisfy any such objections or cause the title company to issue a title endorsement or "insure over" any such objection within 15 days from the date of any such objections, then the Purchaser may either terminate the Directory Building Sale Agreement or proceed to Closing and take title subject to any such objections.

        The sale of the Directory Building is subject to Purchaser's due diligence investigation. Purchaser has until October 7, 2004 ("Due Diligence Period") to inspect the property and the due diligence documents, and to perform such other due diligence with respect to the Directory Building as Purchaser reasonably deems necessary. Unless Purchaser notifies Registrant and Escrow Holder, in writing, on or before the final day of the Due Diligence Period, of its election to proceed with the purchase of the Directory Building, the Directory Building Sale Agreement will be terminated. The closing of the purchase and sale of the Directory Building will occur within ten (10) days after the termination of the Due Diligence Period.

        Upon the Closing, Purchaser will release Registrant from and waive all claims and liability which Purchaser may have against Registrant for any structural, physical and environmental condition of the Directory Building including, without limitation, the presence, discovery, or removal of any hazardous materials in, at, about, or under the Directory Building.

        Registrant will pay sales commissions to third parties aggregating $241,500 (if Registrant receives the Holdback) in connection with the sale of the Directory Building to Purchaser. Registrant must also pay escrow fees, transfer taxes, title insurance premium, and other customary closing costs estimated to aggregate $100,000 in connection with a sale of the Directory Building. Registrant also needs to pay outstanding leasing commissions payable under the Verizon lease of approximately $243,655. Registrant acquired the Directory Building in October 1986 for a purchase price of approximately $24,580,000, inclusive of acquisition fees. At December 31, 2003, the Directory Building had a book value of approximately $17,437,000, net of accumulated depreciation.

        Registrant intends to use the net proceeds from the sale of the Directory Building to pay down the Fleet Loan by approximately $13,000,000 and, to the extent it receives the Holdback, to augment working capital.

        There is no assurance that Purchaser will approve the due diligence investigation or consummate a purchase of the Directory Building or the final terms of any such transaction.

        ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits.

                2. Purchase and Sale Agreement dated as of September 7, 2004 between Registrant and FSP 5601 Executive Drive Limited Partnership.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CORPORATE REALTY INCOME FUND I, L.P.

                                         BY:  1345 REALTY CORPORATION,
                                                CORPORATE GENERAL PARTNER


                                         By:/s/ Robert F. Gossett, Jr.
                                            --------------------------------
                                                Name: Robert F. Gossett, Jr.
                                         Title: President

Dated: September 13, 2004